UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2023

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2023, the Boards of Directors of Seacoast Banking Corporation of Florida (the “Company” or “Seacoast”), and its principal subsidiary, Seacoast National Bank (the “Bank”), announced the appointment of Julie Kleffel to chief operating officer of the Company, effective December 18, 2023. Ms. Kleffel will assume responsibility of Seacoast’s information technology and support operations, in addition to her current leadership of retail and small business banking.

Ms. Kleffel, 53, has served as executive vice president and chief banking officer of the Company since July 2020 and, previously, as community banking executive from January 2017 to June 2020. From October 2014 to January 2017, Ms. Kleffel served as Seacoast’s executive vice president and small business banking leader. She joined the Seacoast team in October 2014 when her previous employer, BankFIRST, was acquired by the Bank. There are no familial relationships between Ms. Kleffel and any director or executive officer of the Company. Ms. Kleffel has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. In connection with her appointment as chief operating officer, Ms. Kleffel’s base salary was increased to $550,000.

In addition, on December 15, 2023, the Company amended the Executive Employment Agreements, dated April 19, 2021 and April 20, 2021, respectively, with Ms. Kleffel and Austen Carroll, the chief lending officer of the Company. Pursuant to these amendments, the severance payable upon a termination without cause or resignation for good reason of Ms. Kleffel or Mr. Carroll, other than in connection with a change in control, has been increased to include an amount equal to the average of the employee’s annual incentive bonuses over the last two full fiscal years prior to the termination date, in addition to one year of base salary and up to one year of continuation of insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA"). The foregoing description of these amendments is qualified in its entirety by the full text of the Amended Executive Employment Agreements with Ms. Kleffel and Mr. Carroll, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2023.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: December 18, 2023	/s/ Charles M. Shaffer
Charles M. Shaffer
Chairman and Chief Executive Officer